Amendment to Mortgage Warehousing Loan and Security Agreement

This Amendment dates as of May 28, 1998 shall serve to further amend the Mortgage Warehousing Loan and Security Agreement ("Agreement") between First Union National Bank (successor by merger to CoreStates Bank, N.A., hereinafter referred to as "Bank") and DeWolfe Mortgage Services, Inc., (hereinafter referred to as "Borrower") dated June 15, 1993 as amended from time to time, as follows:

Section 1.02 Definitions

The definition of Maximum Loan Amount is deleted in its entirety and the following is substituted:

    Maximum Loan Amount means the maximum dollar amount of the Bank mortgage warehouse line, i.e. $30,000,000.

Section 2.04 Advance Rates

Sub-paragraph (c) is deleted in its entirety and is substituted with the following:

    (c) the total amount advanced against Eligible Mortgage Loans for which Bank has not received the original, properly endorsed Mortgage Note shall not exceed thirty percent (30%) of the Maximum Loan Amount.

        Except as expressly modified or amended herein, all other terms and provisions of the Agreement shall remain in force and effect. This amendment letter and Note for the amended Maximum Loan Amount in Philadelphia, Pennsylvania.

        Agreed & Accepted
        DeWolfe Mortgage Services, Inc.

        By:  /s/ Gail Hayes
                 -----------------------
                 Gail Hayes, President

        Attest:  /s/ Mary Ellen Graziano
                     -------------------
                     Mary Ellen Graziano


        First Union National Bank

        By:  /s/ John White
                 -----------------------
                 John White, VP




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                                      NOTE
                                                                Philadelphia, PA
$30,000,000                                                     May 28, 1998

FOR VALUE RECEIVED, and intending to be legally bound, DeWolfe Mortgage Services, Inc., (hereafter referred to as "Borrower") promises to pay to the order of FIRST UNION NATIONAL BANK (successor by merger to CoreStates Bank, N.A., hereinafter referred to as "Bank") at Bank's office, on demand, the lesser of THIRTY MILLION DOLLARS ($30,000,000) or the principal balance outstanding hereunder pursuant to the provisions of the Mortgage Warehousing Loan and Security Agreement referred to below. The actual amount due and owing from time to time hereunder shall be evidenced by the Bank's records of receipts and disbursements hereunder which shall be presumed accurate but subject to verification and correction within 30 days of Borrower's receipt of a statement.

Borrower further agrees to pay interest on the unpaid principal amount outstanding hereunder in accordance with the terms and conditions of the Mortgage Warehousing Loan and Security Agreement.

This is the Note referred to in that certain Amendment to Mortgage Warehousing Loan and Security Agreement of even date between Borrower and Bank, to which reference is hereby made for the terms and provisions thereof, and for additional rights and limitations of such rights of Borrower and Banker thereunder, including, but not limited to, provisions for Borrower's right to borrow, prepay and reborn part or all of the principal hereof under certain conditions and for the acceleration of Borrower's liabilities to Bank upon the occurrence of certain events as therein specified.

In the event counsel is employed to collect this obligation or to protect the security hereof, Borrower agrees to pay, upon demand, the reasonable attorneys' fees of Bank, whether suit be brought or not, and all costs and expenses reasonably connected with collection. Attorney's fees of Bank shall include, in the case of a salaried attorney employed by Bank, the hourly cost of bank of the services of such attorney, as determined by Bank.

Borrower and any endorser, jointly and severally, waive presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of the Borrower or any endorser hereof.

The validity and construction and enforceability of, and the rights and obligations of Borrower and Bank under this Note and Mortgage Warehousing Loan and Security Agreement executed in connection herewith shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

                                        DeWolfe Mortgage Services, Inc.


ATTEST:   /s/ Mary Ellen Graziano                /s/ Gail Hayes
                                                     ---------------------
(CORPORATE SEAL)                                     Gail Hayes, President



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